Exhibit 99.1

Horizon Technology Finance Names Daniel R. Trolio as
Senior Vice President and Chief Financial Officer

FARMINGTON, Conn., January 18, 2017 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon”) (“Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries, announced today that Daniel R. Trolio has been appointed Senior Vice President and Chief Financial Officer, effective January 17, 2017. Mr. Trolio has served as Horizon’s Vice President of Finance and Interim Chief Financial Officer since September 2016 as part of his ten-year tenure with the Company and its advisor.

“I am very pleased to have Dan as Horizon’s permanent Chief Financial Officer,” said Robert D. Pomeroy, Jr., Chairman and Chief Executive Officer of Horizon. “Dan has been instrumental to our growth as a public company. Since assuming the interim CFO role, he has become an integral part of our senior management team. Dan’s experience and leadership abilities make him the best person to lead our finance organization. We look forward to his further contributions as we continue to execute on our investment strategy.”

Prior to being appointed the Company’s Vice President of Finance and Interim Chief Financial Officer, Mr. Trolio served as Vice President and Corporate Controller since 2010 and has been responsible for supervision of all Horizon’s accounting functions as well as tax and financial reporting. Mr. Trolio has also held the same positions with Horizon Technology Finance Management LLC, the Company's advisor, since 2006. Before joining Horizon, Mr. Trolio served as Senior Manager at a regional public accounting firm and has held positions with KPMG LLP and Arthur Andersen LLP. Mr. Trolio earned a Bachelor of Science degree in accountancy, with honors, from Bentley University and a Master of Science degree in taxation from the University of Hartford. He is a Certified Public Accountant, chartered in the State of Connecticut.

“I am excited to permanently take on my role as Horizon’s Chief Financial Officer,” said Daniel R. Trolio, Chief Financial Officer of Horizon. “I will leverage my past 10 years of experience working with the Horizon senior management team to capitalize on the strengths of Horizon’s specialized investment strategy as we seek to create long-term shareholder value.”

About Horizon Technology Finance

Horizon Technology Finance Corporation is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and cleantech industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Headquartered in Farmington, Connecticut, Horizon has regional offices in Pleasanton, California and Reston, Virginia. Horizon's common stock trades on the NASDAQ Global Select Market under the ticker symbol "HRZN". To learn more, please visit www.horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Horizon Technology Finance	Investor Relations and Media Contacts:
Robert D. Pomeroy, Jr.	The IGB Group
Chairman and Chief Executive Officer	Scott Eckstein / Leon Berman
(860) 676-8656	(212) 477-8261 / (212) 477-8438
rob@horizontechfinance.com	seckstein@igbir.com / lberman@igbir.com